SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 3, 2014

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On April 3, 2014, Vectren Corporation (the “Company”) announced several leadership changes. Jerome (Jerry) Benkert, the Company’s executive vice president and chief financial officer, will transition from his chief financial officer responsibilities and toward his full retirement, which is currently expected during the second quarter 2015. Effective June 1, 2014, Benkert will become executive vice president and chief administrative officer of the Company. Benkert will retain oversight of the Company’s other shared services departments, including performance management and strategic sourcing, human resources, information technology and customer service, until his planned retirement.

At Vectren Utility Holdings, Inc. (“VUHI”), the holding company for all the Company’s utility investments, William (Bill) Doty, the Company’s long-time executive vice president of utility operations and president of VUHI, has chosen to step down from his position effective June 1, 2014 due to health-related reasons.

(c)    Effective June 1, 2014, Susan Hardwick, age 51, will become senior vice president and chief financial officer of the Company. Hardwick has served as the Company’s senior vice president of finance since August 2013 and prior to this role was the Company’s vice president and controller since 2000. In addition to assuming the chief financial officer role, Hardwick will retain responsibilities for the controller group and the regulatory implementation and analysis department as well as the treasury, investor relations and risk management teams.

To the extent these changes in responsibilities would make compensation-related adjustments appropriate, it is anticipated that those adjustments will be considered by the Company’s Compensation and Benefits Committee prior to the June 1, 2014 effective date of such changes.

Item 8.01 Other Events

The Company also announced that, effective June 1, 2014, Eric (Rick) Schach, age 51, will become Vectren’s senior vice president of utility operations and president of VUHI. Schach has served as the senior vice president of marketing and energy delivery of the Company since August, and prior to that was VUHI’s vice president of energy delivery for more than 10 years. Schach will retain senior level oversight of his current responsibilities, including energy delivery, marketing and corporate communications, and add the power supply, business process planning and measurement and safety departments.

Item 9.01    Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Vectren Corporation on April 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
April 3, 2014

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President, Finance and Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.02 and Item 8.01:

Exhibit Number	Description

99.1	Press Release issued by Vectren Corporation on April 3, 2014